Exhibit 99.1
Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
May 7, 2024	Jon Poldan Vice President, Treasurer & Investor Relations 314-985-2349 Jonathan.Poldan@energizer.com

Energizer Holdings, Inc. Announces Fiscal 2024 Second Quarter Results

•Net sales for the quarter decreased 3.0% and organic Net sales declined 2.7% versus the prior year, in line with our financial outlook.1

◦The Auto Care segment's Net sales increased 2.3% in the quarter driven by 2.4% organic growth.1

•Gross margin improved 120 basis points over prior year, up 260 basis points on an adjusted basis.1

•Delivered earnings per share of $0.45 and Adjusted Earnings per share of $0.72, an increase of approximately 13% over prior year on an adjusted basis.1

•Year-to-date Operating cash flows were $214.9 million and Free cash flow was 11.8% of Net sales.1

◦Paid down $141 million of debt in the first half of the year.

•Reaffirms fiscal year outlook for Net sales, Adjusted Earnings per share and Adjusted EBITDA.1

St. Louis —May 7, 2024—Energizer Holdings, Inc. (NYSE: ENR) today announced results for the second fiscal quarter ended March 31, 2024.

“This quarter marks another solid performance for Energizer,” said Mark LaVigne, Chief Executive Officer. “Steadily improving category trends combined with benefits from Project Momentum drove adjusted gross margin expansion and healthy adjusted earnings per share growth. In the first 6 months of the year, we improved adjusted gross margin by 150 basis points, generated over $160 million dollars of free cash flow, and paid down over $140 million dollars of debt. We are encouraged by the improvement in batteries, the growth in our auto care business and the ongoing progress across our strategic priorities. We are on track to return to organic growth in the back half of the year and deliver on our full year outlook.”

Top-Line Performance

For the quarter, we had Net sales of $663.3 million compared to $684.1 million in the prior year period.

(In millions)	Second Quarter	% Chg
Net sales - FY'23	$684.1
Organic	(18.4)	(2.7)%
Change in Argentina Operations	(3.6)	(0.5)%
Impact of currency	1.2	0.2%
Net sales - FY'24	$663.3	(3.0)%

__________________
1) See Press Release attachments and supplemental schedules for additional information, including the GAAP and Non-GAAP reconciliations.

Organic Net sales decreased 2.7% due to the following items:

•Pricing declines of 3.3% driven by planned strategic pricing and promotional investments in the quarter.

•Partially offsetting the pricing declines was an increase in volumes of 0.6% largely driven by Auto Care distribution gains in the quarter.

Gross Margin

Gross margin percentage on a reported basis was 38.2% versus 37.0% in the prior year. Excluding the current year and prior year restructuring costs and current year integration costs, adjusted gross margin was 40.5%, compared to the prior year adjusted gross margin of 37.9%.(1)

Second Quarter
Gross margin - FY'23 Reported	37.0%
Prior year impact of restructuring costs	0.9%
Gross margin - FY'23 Adjusted(1)	37.9%
Project Momentum continuous improvement initiatives	2.2%
Product cost impacts	3.0%
Pricing and promotional investments	(2.2)%
Other	(0.4)%
Gross margin - FY'24 Adjusted(1)	40.5%
Current year impact of restructuring and integration costs	(2.3)%
Gross margin - FY'24 Reported	38.2%

Adjusted Gross margin improvement was driven by both Project Momentum savings, which delivered savings of approximately $11 million in the quarter, as well as lower input costs, including improved commodities pricing and lower ocean freight. These benefits were partially offset by the planned strategic pricing and promotional investments noted above.

Selling, General and Administrative Expense (SG&A)

SG&A, excluding restructuring and acquisition costs, was 17.2% of Net sales for the second quarter, or $113.9 million, compared to 17.0%, or $116.5 million in the prior year. The year-over-year cost decrease was primarily driven by savings from Project Momentum of approximately $9 million. This decrease was partially offset by higher environmental expense, factoring fees and travel.(1)

Advertising and Promotion Expense (A&P)

A&P expense was $21.4 million, or 3.2% of net sales, compared to 2.7% in the prior year.

Earnings Per Share and Adjusted EBITDA	Second Quarter
(In millions, except per share data)	2024	2023
Net earnings	$32.4	$40.0
Diluted net earnings per common share	$0.45	$0.55

Adjusted net earnings(1)	$52.1	$46.5
Adjusted diluted net earnings per common share(1)	$0.72	$0.64
Adjusted EBITDA(1)	$142.5	$139.5

Currency neutral Adjusted diluted net earnings per common share(1)	$0.75
Currency neutral Adjusted EBITDA(1)	$145.0

Net earnings and Earnings per share were negatively impacted by pre-tax restructuring charges of $23.4 million compared to $7.5 million in the prior year, which was partially offset by reduced Interest expense over the prior year. Adjusted Net Earnings,

Adjusted Earnings per share and Adjusted EBITDA for the quarter were positively impacted by improved Gross margin and decreased SG&A spending, partially offset by higher A&P spend and unfavorable currency.

Free cash flow and Capital allocation

•Operating cash flow for the first half of the year was $214.9 million, and free cash flow was $162.9 million, or 11.8% of Net sales.

•Dividend payments in the quarter were approximately $22 million, or $0.30 per common share, and approximately $44 million for the first half of the year.

•Long-term debt pay down in the first half of the year was approximately $141 million. Net debt to Adjusted EBITDA was 5.2 times as of March 31, 2024.

Financial Outlook and Assumptions for Fiscal Year 2024(1)

Our second quarter organic Net sales were within our guidance of down 2% to 3% and Project Momentum savings resulted in Gross margin and Adjusted earnings per share ahead of expectations.

For fiscal 2024, we continue to expect organic revenue to be flat to down low single digits. We also expect Adjusted EBITDA to be in the range of $600 million to $620 million and Adjusted earnings per share to be in the range of $3.10 to $3.30. For the third quarter, we expect organic revenue to be up approximately 1% and Adjusted earnings per share to be in the range of $0.62 and $0.68.

Project Momentum remains on track with total savings expected to be in the range of $160 to $180 million over the life of the program. Cash costs to achieve these savings over this same period are expected to be $140 to $150 million. For fiscal year 2024, savings are expected to be in the range of $55 to $65 million with one-time cash costs to achieve between $60 to $70 million.

Webcast Information
In conjunction with this announcement, the Company will hold an investor conference call beginning at 10:00 a.m. Eastern Time today. The call will focus on second fiscal quarter earnings and recent trends in the business. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:
https://app.webinar.net/GWqOoBEa56l
For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.
# # #
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "will," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•Global economic and financial market conditions beyond our control might materially and negatively impact us.
•Competition in our product categories might hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.
•Changes in the retail environment and consumer preferences could adversely affect our business, financial condition and results of operations.
•We must successfully manage the demand, supply, and operational challenges brought on by any disease outbreak, including epidemics, pandemics, or similar widespread public health concerns.

•Loss or impairment of the reputation of our Company or our leading brands or failure of our marketing plans could have an adverse effect on our business.
•Loss of any of our principal customers could significantly decrease our sales and profitability.
•Our ability to meet our growth targets depends on successful product, marketing and operations innovation and successful responses to competitive innovation and changing consumer habits.
•We are subject to risks related to our international operations, including currency fluctuations, which could adversely affect our results of operations.
•If we fail to protect our intellectual property rights, competitors may manufacture and market similar products, which could adversely affect our market share and results of operations.
•Changes in production costs, including raw material prices and transportation costs, from inflation or otherwise, have adversely affected, and in the future could erode, our profit margins and negatively impact operating results.
•Our reliance on certain significant suppliers subjects us to numerous risks, including possible interruptions in supply, which could adversely affect our business.
•Our business is vulnerable to the availability of raw materials, our ability to forecast customer demand and our ability to manage production capacity.
•The manufacturing facilities, supply channels or other business operations of the Company and our suppliers may be subject to disruption from events beyond our control.
•The Company's future results may be affected by its operational execution, including its ability to achieve cost savings as a result of any current or future restructuring events.
•If our goodwill and indefinite-lived intangible assets become impaired, we will be required to record impairment charges, which may be significant.
•A failure of a key information technology system could adversely impact our ability to conduct business.
•We rely significantly on information technology and any inadequacy, interruption, theft or loss of data, malicious attack, integration failure, failure to maintain the security, confidentiality or privacy of sensitive data residing on our systems or other security failure of that technology could harm our ability to effectively operate our business and damage the reputation of our brands.
•We have significant debt obligations that could adversely affect our business and our ability to meet our obligations.
•If we pursue strategic acquisitions, divestitures or joint ventures, we might experience operating difficulties, dilution, and other consequences that may harm our business, financial condition, and operating results, and we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses.
•Our business involves the potential for product liability claims, labeling claims, commercial claims and other legal claims against us, which could affect our results of operations and financial condition and result in product recalls or withdrawals.
•Our business is subject to increasing government regulations in both the U.S. and abroad that could impose material costs.
•Increased focus by governmental and non-governmental organizations, customers, consumers and shareholders on environmental, social and governance (ESG) issues, including those related to sustainability and climate change, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.
•We are subject to environmental laws and regulations that may expose us to significant liabilities and have a material adverse effect on our results of operations and financial condition.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 14, 2023.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Condensed)
(In millions, except per share data - Unaudited)

	For the Quarters Ended March 31,		For the Six Months Ended March 31,
	2024	2023	2024	2023
Net sales	$663.3	$684.1	$1,379.9	$1,449.2
Cost of products sold (1)	410.0	430.8	859.6	897.6
Gross profit	253.3	253.3	520.3	551.6
Selling, general and administrative expense (1)	122.5	118.3	250.6	238.7
Advertising and sales promotion expense	21.4	18.4	68.4	71.8
Research and development expense	7.9	8.0	15.7	15.6
Amortization of intangible assets	14.5	14.5	29.0	30.5
Interest expense	38.7	42.0	79.4	84.9
Loss/(gain) on extinguishment of debt (2)	0.4	0.9	0.9	(2.0)
Other items, net (1) (3)	5.5	0.8	24.5	(0.6)
Earnings before income taxes	42.4	50.4	51.8	112.7
Income tax provision	10.0	10.4	17.5	23.7
Net earnings	$32.4	$40.0	$34.3	$89.0

Basic net earnings per common share	$0.45	$0.56	$0.48	$1.25
Diluted net earnings per common share	$0.45	$0.55	$0.47	$1.23

Weighted average shares of common stock - Basic	71.8	71.5	71.7	71.4
Weighted average shares of common stock - Diluted	72.6	72.4	72.6	72.3

(1) See the attached Supplemental Schedules - Non-GAAP Reconciliations, which break out the Project Momentum restructuring and related costs and acquisition and integration costs included within these lines.

(2) The Loss on extinguishment of debt for the quarters ended March 31, 2024 and 2023, and for the six months ended March 31, 2024, related to the early repayment of term loan. The Gain on the extinguishment of debt for the six months ended March 31, 2023 related to the repurchase of outstanding Senior Notes at a discount and repayment of term loan.

(3) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December (the "December 2023 Argentina Economic Reform"). As a result of this reform and devaluation, the Company has recorded $1.0 million and $22.0 million of currency exchange and related losses within Other items, net for the quarter and six months ended March 31, 2024, respectively.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Condensed)
(In millions - Unaudited)

Assets	March 31, 2024	September 30, 2023
Current assets
Cash and cash equivalents	$158.1	$223.3
Trade receivables	333.9	511.6
Inventories	666.1	649.7
Other current assets	200.2	172.0
Total current assets	$1,358.3	$1,556.6
Property, plant and equipment, net	386.9	363.7
Operating lease assets	91.8	98.4
Goodwill	1,022.3	1,016.2
Other intangible assets, net	1,209.1	1,237.7
Deferred tax assets	91.9	88.4
Other assets	126.6	148.6
Total assets	$4,286.9	$4,509.6

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$12.0	$12.0
Current portion of finance leases	0.8	0.3
Notes payable	1.0	8.2
Accounts payable	362.0	370.8
Current operating lease liabilities	17.4	17.3
Other current liabilities	274.9	325.6
Total current liabilities	$668.1	$734.2
Long-term debt	3,225.8	3,332.1
Operating lease liabilities	77.4	84.7
Deferred tax liabilities	10.6	12.4
Other liabilities	113.7	135.5
Total liabilities	$4,095.6	$4,298.9
Shareholders' equity
Common stock	0.8	0.8
Additional paid-in capital	702.8	750.5
Retained losses	(131.9)	(164.8)
Treasury stock	(224.6)	(238.1)
Accumulated other comprehensive loss	(155.8)	(137.7)
Total shareholders' equity	$191.3	$210.7
Total liabilities and shareholders' equity	$4,286.9	$4,509.6

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Condensed)
(In millions - Unaudited)

	For the Six Months Ended March 31,
	2024	2023
Cash Flow from Operating Activities
Net earnings	$34.3	$89.0
Non-cash integration and restructuring charges	8.0	0.9
Depreciation and amortization	58.9	62.5
Deferred income taxes	(6.1)	(4.1)
Share-based compensation expense	13.3	12.9
Loss/(gain) on extinguishment of debt	0.9	(2.0)
Exchange loss included in income	29.6	3.5
Non-cash items included in income, net	10.7	8.4
Other, net	(2.6)	1.8
Changes in current assets and liabilities used in operations	67.9	37.3
Net cash from operating activities	214.9	210.2

Cash Flow from Investing Activities
Capital expenditures	(52.0)	(18.7)
Proceeds from sale of assets	—	0.7
Acquisitions, net of cash acquired	(11.6)	—
Purchase of available-for-sale securities	(5.2)	—
Proceeds from sale of available-for-sale securities	4.2	—
Net cash used by investing activities	(64.6)	(18.0)

Cash Flow from Financing Activities
Payments on debt with maturities greater than 90 days	(141.4)	(152.9)
Net decrease in debt with original maturities of 90 days or less	(3.6)	(5.3)
Dividends paid on common stock	(44.2)	(43.3)
Taxes paid for withheld share-based payments	(4.7)	(1.9)
Net cash used by financing activities	(193.9)	(203.4)

Effect of exchange rate changes on cash	(21.6)	(0.4)

Net decrease in cash, cash equivalents, and restricted cash	(65.2)	(11.6)
Cash, cash equivalents, and restricted cash, beginning of period	223.3	205.3
Cash, cash equivalents, and restricted cash, end of period	$158.1	$193.7

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Six Months Ended March 31, 2024
The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period, and are used for management incentive compensation. These non-GAAP financial measures exclude items that are not reflective of the Company's on-going operating performance, such as restructuring and related costs, acquisition and integration costs, the loss/(gain) on extinguishment of debt and the December 2023 Argentina Economic Reform. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations as well as other Company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in methods and in the items being adjusted.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Segment Profit. This amount represents the operations of our two reportable segments including allocations for shared support functions. General corporate and other expenses, amortization expense, interest expense, loss/(gain) on extinguishment of debt, other items, net, restructuring and related costs and acquisition and integration costs have all been excluded from segment profit.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Common Share (EPS). These measures exclude the impact of restructuring and related costs, the costs related to acquisition and integration, the loss/(gain) on extinguishment of debt and the December 2023 Argentina Economic Reform.

Non-GAAP Tax Rate. This is the tax rate when excluding the pre-tax impact of restructuring and related costs, acquisition and integration costs, the loss/(gain) on extinguishment of debt and the December 2023 Argentina Economic Reform, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.

Organic. This is the non-GAAP financial measurement of the change in revenue or segment profit that excludes or otherwise adjusts for the change in Argentina operations and impact of currency from the changes in foreign currency exchange rates as defined below:

Change in Argentina Operations. The Company is presenting separately all changes in sales and segment profit from our Argentina affiliate due to the designation of the economy as highly inflationary as of July 1, 2018.

Impact of Currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes gains/(losses) of currency hedging programs, and it excludes hyper-inflationary markets.
Adjusted Comparisons. Detail for Adjusted Gross profit, Adjusted Gross margin, Adjusted SG&A and Adjusted SG&A as percent of Net sales and Adjusted Other items, net are also supplemental non-GAAP measure disclosures. These measures exclude the impact of restructuring and related costs, acquisition and integration costs and the December 2023 Argentina Economic Reform.

EBITDA and Adjusted EBITDA. EBITDA is defined as net earnings before income tax provision, interest, the loss/(gain) on extinguishment of debt, and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to restructuring, acquisition and integration costs, the settlement loss on US pension annuity buy out, the December 2023 Argentina Economic Reform and share based payments.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities reduced by capital expenditures, net of the proceeds from asset sales.

Net Debt. Net debt is defined as total Company debt, less cash and cash equivalents.

Currency-neutral. Currency-neutral excludes the Impact of currency as defined above on key measures. Hyper inflationary markets are excluded from this calculation.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Information
For the Quarter and Six Months Ended March 31, 2024
(In millions - Unaudited)

Operations for Energizer are managed via two product segments: Batteries & Lights and Auto Care. Energizer’s operating model includes a combination of standalone and shared business functions between the product segments, varying by country and region of the world. Shared functions include the sales and marketing functions, as well as human resources, IT and finance shared service costs. Energizer applies a fully allocated cost basis, in which shared business functions are allocated between segments. Such allocations are estimates, and may not represent the costs of such services if performed on a standalone basis. Segment sales and profitability, as well as the reconciliation to earnings before income taxes for the quarters and six months ended March 31, 2024 and 2023 are presented below:

	Quarters Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net Sales
Batteries & Lights	$481.0	$505.9	$1,098.8	$1,177.5
Auto Care	182.3	178.2	281.1	271.7
Total Net Sales	$663.3	$684.1	$1,379.9	$1,449.2
Segment Profit
Batteries & Lights	113.5	114.5	245.9	252.8
Auto Care	40.4	29.4	47.3	40.0
Total segment profit	$153.9	$143.9	$293.2	$292.8
General corporate and other expenses (1)	(28.3)	(27.8)	(57.5)	(53.2)
Amortization of intangible assets	(14.5)	(14.5)	(29.0)	(30.5)
Restructuring and related costs (2)	(23.4)	(7.5)	(45.8)	(14.1)
Acquisition and integration costs (2)	(0.7)	—	(3.3)	—
Interest expense	(38.7)	(42.0)	(79.4)	(84.9)
(Loss)/gain on extinguishment of debt	(0.4)	(0.9)	(0.9)	2.0
December 2023 Argentina Economic Reform (3)	(1.0)	—	(22.0)	—
Other items, net - Adjusted (4)	(4.5)	(0.8)	(3.5)	0.6
Total earnings before income taxes	$42.4	$50.4	$51.8	$112.7
(1) Recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(2) See the Supplemental Schedules - Non-GAAP Reconciliations for the line items where these charges are recorded in the Consolidated (Condensed) Statement of Earnings.
(3) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December. As a result of this reform and devaluation, the Company recorded $1.0 million and $22.0 million of currency exchange and related losses in Other items, net on the Consolidated (Condensed) Statement of Earnings for the quarter and six months ended March 31, 2024, respectively.
(4) See the Supplemental Non-GAAP reconciliation for the Other items, net reconciliation between the reported and adjusted balances.

Supplemental segment information is presented below for depreciation and amortization:

	Quarters Ended March 31,		Six Months Ended March 31,
Depreciation and amortization	2024	2023	2024	2023
Batteries & Lights	$11.3	$13.1	$24.3	$26.5
Auto Care	3.1	2.8	5.6	5.5
Total segment depreciation and amortization	$14.4	$15.9	$29.9	$32.0
Amortization of intangible assets	14.5	14.5	29.0	30.5
Total depreciation and amortization	$28.9	$30.4	$58.9	$62.5

Energizer Holdings, Inc.
Supplemental Schedules - GAAP EPS to Adjusted EPS Reconciliation
For the Quarter and Six Months Ended March 31, 2024
(In millions, except for per share data- Unaudited)

	For the Quarters Ended March 31,		For the Six Months Ended March 31,
	2024	2023	2024	2023
Net earnings	$32.4	$40.0	$34.3	$89.0
Pre-tax adjustments
Restructuring and related costs (1)	23.4	7.5	45.8	14.1
Acquisition and integration (1)	0.7	—	3.3	—
Loss/(gain) on extinguishment of debt	0.4	0.9	0.9	(2.0)
December 2023 Argentina Economic Reform (2)	1.0	—	22.0	—
Total adjustments, pre-tax	$25.5	$8.4	$72.0	$12.1
Total adjustments, after tax	$19.7	$6.5	$60.3	$9.3
Adjusted Net earnings (3)	$52.1	$46.5	$94.6	$98.3

Diluted net earnings per common share	$0.45	$0.55	$0.47	$1.23
Adjustments (per common share)
Restructuring and related costs	0.25	0.08	0.48	0.15
Acquisition and integration	0.01	—	0.04	—
Loss/(gain) on extinguishment of debt	—	0.01	0.01	(0.02)
December 2023 Argentina Economic Reform (2)	0.01	—	0.30	—
Adjusted Diluted net earnings per diluted common share	$0.72	$0.64	$1.30	$1.36
Weighted average shares of common stock - Diluted	72.6	72.4	72.6	72.3

(1) See Supplemental Schedules - Non-GAAP Reconciliations for the line items where these costs are recorded on the Consolidated (Condensed) Statement of Earnings.

(2) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December (the "December 2023 Argentina Economic
Reform"). As a result of this reform and devaluation, the Company has recorded $1.0 million and $22.0 million of currency exchange and related losses within Other items, net for the quarter and six months ended March 31, 2024, respectively.

(3) The effective tax rate for the Adjusted Net earnings and Adjusted Diluted EPS for the quarters ended March 31, 2024 and 2023 was 23.3% and 20.9%, respectively, and for the six months ended March 31, 2024 and 2023 was 23.6% and 21.2%, respectively, as calculated utilizing the statutory rate for where the costs were incurred.

Energizer Holdings, Inc.
Supplemental Schedules - Currency Neutral Results
For the Quarter and Six Months Ended March 31, 2024
(In millions, except per share data - Unaudited)

	For the Quarter Ended			Prior Quarter Ended
	March 31, 2024				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	March 31, 2023	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$0.45	$(0.03)	$0.48	$0.55	(18.2)%	(12.7)%
Net earnings	$32.4	$(1.8)	$34.2	$40.0	(19.0)%	(14.5)%

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$0.72	$(0.03)	$0.75	$0.64	12.5%	17.2%
Adjusted EBITDA	$142.5	$(2.5)	$145.0	$139.5	2.2%	3.9%

	For the Six Months Ended			Prior Six Months Ended
	March 31, 2024				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	March 31, 2023	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$0.47	$0.03	$0.44	$1.23	(61.8)%	(64.2)%
Net Earnings	$34.3	$2.4	$31.9	$89.0	(61.5)%	(64.2)%

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$1.30	$0.03	$1.27	$1.36	(4.4)%	(6.6)%
Adjusted EBITDA	$275.4	$3.1	$272.3	$285.1	(3.4)%	(4.5)%

(1) The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes gains/(losses) of currency hedging programs, and it excludes hyper-inflationary markets.

(2) See supplemental schedules - Non-GAAP Reconciliations for full reconciliations of the Company's non-GAAP adjusted amounts.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales and Profit
For the Quarter and Six Months Ended March 31, 2024
(In millions - Unaudited)

Net sales	Q1'24	% Chg	Q2'24	% Chg	Six Months '24	% Chg
Batteries & Lights
Net sales - prior year	$671.6		$505.9		$1,177.5
Organic	(60.8)	(9.1)%	(22.6)	(4.5)%	(83.4)	(7.1)%
Change in Argentina Operations	(0.7)	(0.1)%	(3.4)	(0.7)%	(4.1)	(0.3)%
Impact of currency	7.7	1.2%	1.1	0.3%	8.8	0.7%
Net sales - current year	$617.8	(8.0)%	$481.0	(4.9)%	$1,098.8	(6.7)%

Auto Care
Net sales - prior year	$93.5		$178.2		$271.7
Organic	4.5	4.8%	4.2	2.4%	8.7	3.2%
Change in Argentina Operations	(0.2)	(0.2)%	(0.2)	(0.1)%	(0.4)	(0.1)%
Impact of currency	1.0	1.1%	0.1	—%	1.1	0.4%
Net sales - current year	$98.8	5.7%	$182.3	2.3%	$281.1	3.5%

Total Net sales
Net sales - prior year	$765.1		$684.1		$1,449.2
Organic	(56.3)	(7.4)%	(18.4)	(2.7)%	(74.7)	(5.2)%
Change in Argentina Operations	(0.9)	(0.1)%	(3.6)	(0.5)%	(4.5)	(0.3)%
Impact of currency	8.7	1.2%	1.2	0.2%	9.9	0.7%
Net sales - current year	$716.6	(6.3)%	$663.3	(3.0)%	$1,379.9	(4.8)%

Segment profit	Q1'24	% Chg	Q2'24	% Chg	Six Months '24	% Chg
Batteries & Lights
Segment profit - prior year	$138.3		$114.5		$252.8
Organic	(6.8)	(4.9)%	2.1	1.8%	(4.7)	(1.9)%
Change in Argentina Operations	1.0	0.7%	(2.2)	(1.9)%	(1.2)	(0.5)%
Impact of currency	(0.1)	(0.1)%	(0.9)	(0.8)%	(1.0)	(0.3)%
Segment profit - current year	$132.4	(4.3)%	$113.5	(0.9)%	$245.9	(2.7)%

Auto Care
Segment profit - prior year	$10.6		$29.4		$40.0
Organic	(4.6)	(43.4)%	10.9	37.1%	6.3	15.8%
Change in Argentina Operations	—	—%	—	—%	—	—%
Impact of currency	0.9	8.5%	0.1	0.3%	1.0	2.5%
Segment profit - current year	$6.9	(34.9)%	$40.4	37.4%	$47.3	18.3%

Total Segment profit
Segment profit - prior year	$148.9		$143.9		$292.8
Organic	(11.4)	(7.7)%	13.0	9.0%	1.6	0.5%
Change in Argentina Operations	1.0	0.7%	(2.2)	(1.5)%	(1.2)	(0.4)%
Impact of currency	0.8	0.6%	(0.8)	(0.6)%	—	—%
Segment profit - current year	$139.3	(6.4)%	$153.9	6.9%	$293.2	0.1%

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations
For the Quarter and Six Months Ended March 31, 2024
(In millions - Unaudited)

Gross profit	Q1'24	Q2'24	Q1'23	Q2'23	Q2'24 YTD	Q2'23 YTD
Net sales	$716.6	$663.3	$765.1	$684.1	$1,379.9	$1,449.2
Reported Cost of products sold	449.6	410.0	466.8	430.8	859.6	897.6
Gross profit	$267.0	$253.3	$298.3	$253.3	$520.3	$551.6
Gross margin	37.3%	38.2%	39.0%	37.0%	37.7%	38.1%
Adjustments
Restructuring and related costs	12.8	15.5	0.3	5.7	28.3	6.0
Acquisition and integration costs	2.9	—	—	—	2.9	—
Cost of products sold - adjusted	433.9	394.5	466.5	425.1	828.4	891.6
Adjusted Gross profit	$282.7	$268.8	$298.6	$259.0	$551.5	$557.6
Adjusted Gross margin	39.5%	40.5%	39.0%	37.9%	40.0%	38.5%

SG&A	Q1'24	Q2'24	Q1'23	Q2'23	Q2'24 YTD	Q2'23 YTD
Reported SG&A	$128.1	$122.5	$120.4	$118.3	$250.6	$238.7
Reported SG&A % of Net sales	17.9%	18.5%	15.7%	17.3%	18.2%	16.5%
Adjustments
Restructuring and related costs	9.6	7.9	6.3	1.8	17.5	8.1
Acquisition and integration costs	0.7	0.7	—	—	1.4	—
SG&A Adjusted - subtotal	$117.8	$113.9	$114.1	$116.5	$231.7	$230.6
SG&A Adjusted % of Net sales	16.4%	17.2%	14.9%	17.0%	16.8%	15.9%

Other items, net	Q1'24	Q2'24	Q1'23	Q2'23	Q2'24 YTD	Q2'23 YTD
Interest income	$(5.6)	$(2.4)	$(0.2)	$(1.1)	$(8.0)	$(1.3)
Foreign currency exchange loss/(gain)	2.7	5.9	(1.0)	4.5	8.6	3.5
Pension cost other than service costs	1.0	1.0	0.7	0.6	2.0	1.3
Other	0.9	—	(0.9)	(3.2)	0.9	(4.1)
Other items, net - Adjusted	$(1.0)	$4.5	$(1.4)	$0.8	$3.5	$(0.6)
Acquisition and integration - TSA income	(1.0)	—	—	—	(1.0)	—
December 2023 Argentina Economic Reform	21.0	1.0	—	—	22.0	—
Total Other items, net	$19.0	$5.5	$(1.4)	$0.8	$24.5	$(0.6)

Restructuring and related costs	Q1'24	Q2'24	Q1'23	Q2'23	Q2'24 YTD	Q2'23 YTD
Cost of products sold	$12.8	$15.5	$0.3	$5.7	$28.3	$6.0
SG&A - Restructuring costs	5.7	4.6	6.3	1.8	10.3	8.1
SG&A - IT Enablement	3.9	3.3	—	—	7.2	—
Total Restructuring and related costs	$22.4	$23.4	$6.6	$7.5	$45.8	$14.1

Acquisition and integration	Q1'24	Q2'24	Q1'23	Q2'23	Q2'24 YTD	Q2'23 YTD
Cost of products sold	$2.9	$—	$—	$—	$2.9	$—
SG&A	0.7	0.7	—	—	1.4	—
Other items, net	(1.0)	—	—	—	(1.0)	—
Total Acquisition and integration related items	$2.6	$0.7	$—	$—	$3.3	$—

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
For the Quarter and Six Months Ended March 31, 2024
(In millions - Unaudited)

	Q2'24	Q1'24	Q4'23	Q3'23	LTM 3/31/24 (1)	Q2'23
Net earnings	$32.4	$1.9	$19.7	$31.8	$85.8	$40.0
Income tax provision	10.0	7.5	2.9	8.6	29.0	10.4
Earnings before income taxes	42.4	9.4	22.6	40.4	114.8	50.4
Interest expense	38.7	40.7	41.6	42.2	163.2	42.0
Loss on extinguishment of debt	0.4	0.5	0.2	0.3	1.4	0.9
Depreciation & Amortization	28.9	30.0	29.7	30.5	119.1	30.4
EBITDA	$110.4	$80.6	$94.1	$113.4	$398.5	$123.7
Adjustments:
Restructuring and related costs	23.4	22.4	36.5	9.1	91.4	7.5
Acquisition and integration costs	0.7	2.6	—	—	3.3	—
Settlement loss on US pension annuity buy out	—	—	50.2	—	50.2	—
December 2023 Argentina Economic Reform	1.0	21.0	—	—	22.0	—
Share-based payments	7.0	6.3	4.6	4.3	22.2	8.3
Adjusted EBITDA	$142.5	$132.9	$185.4	$126.8	$587.6	$139.5
(1) LTM defined as the latest 12 months for the period ending March 31, 2024.

	For the Six Months Ended March 31,
Free cash flow	2024	2023
Net cash from operating activities	$214.9	$210.2
Capital expenditures	(52.0)	(18.7)
Proceeds from sale of assets	—	0.7
Free cash flow	$162.9	$192.2

Net debt	3/31/2024	9/30/2023
Current maturities of long-term debt	$12.0	$12.0
Current portion of finance leases	0.8	0.3
Notes payable	1.0	8.2
Long-term debt	3,225.8	3,332.1
Total debt per the balance sheet	$3,239.6	$3,352.6
Cash and cash equivalents	158.1	223.3
Net debt	$3,081.5	$3,129.3

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
FY 2024 Outlook
(In millions - Unaudited)

Fiscal 2024 Outlook Reconciliation - Adjusted earnings and Adjusted diluted net earnings per common share (EPS)
	Fiscal Q3 2024 Outlook						Fiscal Year 2024 Outlook
(in millions, except per share data)	Adjusted Net earnings			Adjusted EPS			Adjusted Net earnings			Adjusted EPS
Fiscal 2024 - GAAP Outlook	$26	to	$36	$0.36	to	$0.50	$133	to	$159	$1.82	to	$2.18
Impacts:
Restructuring and related costs	17	to	13	0.23	to	0.18	65	to	57	0.89	to	0.78
Acquisition and integration costs	1	to	—	0.01	to	—	3	to	2	0.04	to	0.03
December 2023 Argentina Economic Reform	1	to	—	0.01	to	—	23	to	22	0.32	to	0.30
Loss on extinguishment of debt	1	to	—	0.01	to	—	2	to	1	0.03	to	0.01
Fiscal 2024 - Adjusted Outlook	$46	to	$49	$0.62	to	$0.68	$226	to	$241	$3.10	to	$3.30

Fiscal 2024 Outlook Reconciliation - Adjusted EBITDA
(in millions, except per share data)
Net earnings	$133	to	$159
Income tax provision	32	to	61
Earnings before income taxes	$165	to	$220
Interest expense	163	to	156
Loss on extinguishment of debt	2	to	1
Amortization	60	to	55
Depreciation	70	to	65
EBITDA	$460	to	$497

Adjustments:
Restructuring and related costs	85	to	75
Acquisition and integration costs	4	to	3
December 2023 Argentina Economic Reform	23	to	22
Share-based payments	28	to	23
Adjusted EBITDA	$600	to	$620